
<ARTICLE> 7

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-START>                             JAN-01-2000
<PERIOD-END>                               JUN-30-2000
<DEBT-HELD-FOR-SALE>                         2,636,926
<DEBT-CARRYING-VALUE>                                0
<DEBT-MARKET-VALUE>                                  0
<EQUITIES>                                   6,723,471
<MORTGAGE>                                      16,851
<REAL-ESTATE>                                    4,135
<TOTAL-INVEST>                               9,429,205<F1>
<CASH>                                          37,247
<RECOVER-REINSURE>                               2,403
<DEFERRED-ACQUISITION>                         161,389
<TOTAL-ASSETS>                              10,701,468
<POLICY-LOSSES>                              2,710,041<F2>
<UNEARNED-PREMIUMS>                            490,747
<POLICY-OTHER>                                  43,557<F2>
<POLICY-HOLDER-FUNDS>                           22,541
<NOTES-PAYABLE>                                624,032<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       345,289<F4>
<OTHER-SE>                                   4,523,249<F4>
<TOTAL-LIABILITY-AND-EQUITY>                10,701,468
<PREMIUMS>                                     918,580
<INVESTMENT-INCOME>                            209,020
<INVESTMENT-GAINS>                              17,624
<OTHER-INCOME>                                   4,853
<BENEFITS>                                     646,895
<UNDERWRITING-AMORTIZATION>                    188,833<F5>
<UNDERWRITING-OTHER>                           114,181<F5>
<INCOME-PRETAX>                                200,168
<INCOME-TAX>                                    46,111
<INCOME-CONTINUING>                            154,057
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   154,057
<EPS-BASIC>                                        .95
<EPS-DILUTED>                                      .94
<RESERVE-OPEN>                               1,931,767<F6>
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                              1,964,035<F7>
<CUMULATIVE-DEFICIENCY>                              0

<F1>Equals the sum of Fixed maturities, Equity securities and other Invested assets
<F2>Equals the sum of Life policy reserves and Losses and loss expenses less the
Life Company liability for Supplementary contracts without Life contingencies of $5,036 which is classified as Other Policyholder Funds
<F3>Equals the sum of Notes payable, the 5.5% Convertible Senior Debentures and the
6.9% Senior Debentures
<F4>Equals the total Shareholders' Equity
<F5>Equals the sum of Commissions, Other operating expenses, Taxes and licenses and fees, Increase in deferred acquisition costs, Interest expense and other expenses
<F6>Equals the net reserve for unpaid claims for the property casualty subsidiaries as of December 31, 1999
<F7>Equals the net reserve for unpaid claims for the property casualty subsidiaries as of June 30, 2000

